                                                                    EXHIBIT 4.38

                                                                  EXECUTION COPY

                         FIRST PREFERRED FLEET MORTGAGE

                                     MADE BY

                           LOUISIANA DOCK COMPANY LLC

   A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                   IN FAVOR OF


                   JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT,
                   DOCUMENTATION AGENT AND COLLATERAL AGENT UNDER A
                   REVOLVING CREDIT AND GUARANTY AGREEMENT DATED AS
                   OF JANUARY 31, 2003 AMONG AMERICAN COMMERCIAL
                   LINES LLC, A DEBTOR AND A DEBTOR-IN-POSSESSION
                   UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AS
                   BORROWER, AMERICAN COMMERCIAL LINES HOLDINGS LLC
                   AND THE SUBSIDIARIES OF THE BORROWER NAMED
                   THEREIN, EACH A DEBTOR-IN-POSSESSION UNDER CHAPTER
                   11 OF THE BANKRUPTCY CODE, THE BANKS PARTY THERETO
                   AND JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT,
                   DOCUMENTATION AGENT AND COLLATERAL AGENT


                           __________________________


                   DATED AND EFFECTIVE AS OF FEBRUARY 3, 2003
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                                TABLE OF CONTENTS

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ARTICLE I             GENERAL PROVISIONS.......................................................................    3

         SECTION 1.1           Definitions.....................................................................    3

ARTICLE II            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR...............................    3

         SECTION 2.1           Payment and Performance Obligations.............................................    3

         SECTION 2.2           Organization; Authority; Enforceability.........................................    3

         SECTION 2.3           Citizenship.....................................................................    3

         SECTION 2.4           Ownership of Vessels; Warranty and Defense of Title.............................    3

         SECTION 2.5           Perfection......................................................................    4

         SECTION 2.6           Environmental Compliance........................................................    4

         SECTION 2.7           Liens...........................................................................    4

         SECTION 2.8           Notice of Mortgage..............................................................    5

         SECTION 2.9           Libel or Attachment.............................................................    5

         SECTION 2.10          Maintenance of Vessels..........................................................    5

         SECTION 2.11          Documentation; Operation of Vessels.............................................    6

         SECTION 2.12          Inspection......................................................................    7

         SECTION 2.13          Taxes, Fees, etc................................................................    7

         SECTION 2.14          Sale, Assignment, Mortgage, Charter or Other Disposition of Vessel..............    7

         SECTION 2.15          Requisition of Title or Use.....................................................    8

         SECTION 2.16          Notice of Loss, Requisition or Damage...........................................    8

         SECTION 2.17          Insurance.......................................................................    9

         SECTION 2.18          Reimbursement of Mortgagee's Costs..............................................   14

ARTICLE III           EVENTS OF DEFAULT AND REMEDIES...........................................................   14

         SECTION 3.1           Event of Default and Remedies...................................................   14

         SECTION 3.2           Application of Proceeds.........................................................   16

         SECTION 3.3           Certain Rights of Mortgagor.....................................................   17

ARTICLE IV            GENERAL POWERS OF MORTGAGEE..............................................................   17

         SECTION 4.1           Arrest or Detention of Vessel...................................................   17

         SECTION 4.2           Suits...........................................................................   18

         SECTION 4.3           Powers and Remedies Cumulative; No Waiver.......................................   18


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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE V             RELEASE OF VESSELS AND MORTGAGE OF ADDITIONAL VESSELS....................................   19

         SECTION 5.1           Definitions.....................................................................   19

         SECTION 5.2           Release of Vessels..............................................................   19

         SECTION 5.3           Mortgage of Additional Vessels..................................................   19

         SECTION 5.4           Costs...........................................................................   20

ARTICLE VI            SUNDRY PROVISIONS........................................................................   20

         SECTION 6.1           Amount of Fleet Mortgage........................................................   20

         SECTION 6.2           Counterparts....................................................................   20

         SECTION 6.3           Currency........................................................................   20

         SECTION 6.4           Assignment; Successors..........................................................   20

         SECTION 6.5           Agents of Mortgagee.............................................................   21

         SECTION 6.6           Severability....................................................................   21

         SECTION 6.7           Amendments; Supplements.........................................................   21

         SECTION 6.8           Governing Law...................................................................   21

         SECTION 6.9           Recordation of Mortgage.........................................................   21

         SECTION 6.10          No Waiver of Preferred Status...................................................   21

         SECTION 6.11          Waiver..........................................................................   21

         SECTION 6.12          Further Assurances..............................................................   21

         SECTION 6.13          Notices.........................................................................   22


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                         FIRST PREFERRED FLEET MORTGAGE

                  FIRST PREFERRED FLEET MORTGAGE, made effective this 3rd day of February, 2003, by LOUISIANA DOCK COMPANY LLC, a Delaware limited liability company whose address is 1701 E. Market Street, P.O. Box 610, Jeffersonville, Indiana 47130-0610, (the "Mortgagor"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, to JPMORGAN CHASE BANK, a New York banking corporation, whose address is 270 Park Avenue, New York, New York 10017, as administrative agent, documentation agent and collateral agent under the Revolving Credit and Guaranty Agreement defined below (the "Mortgagee").

                  WHEREAS:

                  A. On January 31, 2003, American Commercial Lines LLC and the Guarantors (as defined in the Revolving Credit and Guaranty Agreement defined below), including the Mortgagor, filed voluntary petitions with the Bankruptcy Court initiating the Cases (as defined in the Revolving Credit and Guaranty Agreement defined below) and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

                  B. The Mortgagor is the sole owner of the whole (100%) of each of the vessels identified in Schedule I hereof and more fully described in the Granting Clause hereof.

                  C. For purposes of 46 U.S.C. Section 31321(b)(3), the amount of the direct or contingent obligations that are or may be secured by this Fleet Mortgage (excluding interest, expenses and fees) is $75,000,000 plus interest, expenses, fees, indemnities and costs of performance of the covenants contained in this Fleet Mortgage, the Revolving Credit and Guaranty Agreement defined below and in the other Loan Documents (as defined in the Revolving Credit and Guaranty Agreement defined below).

                  D. The Mortgagor is executing and delivering this Fleet Mortgage pursuant to a Revolving Credit and Guaranty Agreement dated as of January 31, 2003 (as at any time amended, the "Revolving Credit and Guaranty Agreement"), among the Mortgagor as borrower, American Commercial Lines Holdings LLC ("Holdings"), and certain of the direct or indirect subsidiaries of the Mortgagor signatory hereto (together with Holdings, each a "Guarantor" and collectively, the "Guarantors"), JPMorgan Chase Bank, each of the other financial institutions from time to time party thereto (together with JPMorgan Chase Bank, the "Banks") and JP Morgan Chase Bank, as Administrative Agent, Documentation Agent and Collateral Agent, pursuant to which (i) the Tranche A Banks, severally, have agreed to make Tranche A Loans to the Mortgagor in an aggregate principal amount of up to $25,000,000, from time to time during the period commencing on the Closing Date and ending on the Termination Date and
(ii) the Tranche B Banks, severally, have agreed to make available Tranche B Loans to the Mortgagor in an aggregate principal amount of up to $50,000,000 in accordance with the Revolving Credit and Guaranty Agreement, a copy of which Revolving Credit and Guaranty Agreement (without exhibits) is attached hereto as Annex A and made a part hereof.

                  E. In order to secure (a) the due and punctual payment by the Mortgagor of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Mortgagor under the Revolving Credit and Guaranty Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including reasonable fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Mortgagor to the Banks and the Mortgagee under the Revolving Credit and Guaranty Agreement, this Fleet Mortgage and the other Loan Documents to which the Mortgagor is or is to be a party, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Mortgagor under or pursuant to the Revolving Credit and Guaranty Agreement, this Fleet Mortgage and the other Loan Documents to which the Mortgagor is or is to be a party, (c) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Guarantor under or pursuant to the Loan Documents and (d) all other Obligations (as defined in the Revolving Credit and Guaranty Agreement)(all the obligations referred to in the preceding clauses (a) through (d) being referred to collectively, as the "Secured Obligations"), the Mortgagor has duly authorized the execution and delivery of this First Preferred Fleet Mortgage under and pursuant to Chapter 313 of Title 46 of the United States Code, as amended ("Chapter 313").

                  F. The Mortgagor is hereby granting to the Mortgagee this Fleet Mortgage covering the whole of each of the vessels identified on Schedule I hereof. By a supplement or supplements to this Fleet Mortgage, this Fleet Mortgage may hereafter cover one or more additional vessels, as shall be described in such supplement or supplements.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, and to secure the due and punctual payment and performance of the Secured Obligations, the Mortgagor, for itself, its successors and assigns does by these presents:

                  GRANT, CONVEY, MORTGAGE, PLEDGE AND CONFIRM UNTO THE MORTGAGEE, its successors and assigns, the whole of each of the vessels identified on Schedule I hereof, each of which is duly documented in the name of the Mortgagor under the laws and flag of the United States of America, including, without being limited to, all of the boilers, engines, machinery, masts, spars, rigging, boats, pumps, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment and other appurtenances appertaining or belonging thereto, whether now owned or hereafter acquired, and all additions, improvements, and replacements hereafter made in or to any vessel, or any part thereof whether on board or not, including all items and appurtenances aforesaid and all rents, charters, charter parties, freights, sub-freights, cargoes, operating profits, and proceeds of the foregoing (each such vessel and all items thereof above enumerated being included in the term "Vessel" as used in this Fleet Mortgage);

                  TO HAVE AND TO HOLD the same unto and for the proper use and benefit of the Mortgagee, its successors and assigns, forever, upon the terms herein set forth;

                  PROVIDED, HOWEVER, and these presents are upon the condition that, if the Mortgagor or its successors and assigns shall duly and punctually pay in full and perform in full the Secured Obligations, then this Fleet Mortgage and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect;

                  PROVIDED, FURTHER that any Vessel may be separately discharged from this Fleet Mortgage by the Mortgagee in accordance with Section 5.2 hereof; and

                  FURTHER COVENANT, DECLARE AND AGREE with the Mortgagee and its successors and assigns, that the Vessels are to be held subject to the further representations, warranties, covenants, terms and conditions hereinafter set forth.

                                   ARTICLE I

                               GENERAL PROVISIONS

         SECTION 1.1 Definitions. Capitalized terms used but not defined herein shall have the same meanings set forth with respect thereto in the Revolving Credit and Guaranty Agreement.

                                   ARTICLE II

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MORTGAGOR

         SECTION 2.1 Payment and Performance Obligations. The Mortgagor will duly and punctually pay or cause to be paid and duly perform, observe and comply with the Secured Obligations.

         SECTION 2.2 Organization; Authority; Enforceability. The Mortgagor was duly organized and is now validly existing and in good standing as a limited liability company under the laws of the State of Delaware and shall so remain during the life of this Fleet Mortgage and so long as any of the Secured Obligations shall remain outstanding. The Mortgagor has all requisite authority, power and legal right to own and operate the Vessels, to mortgage the Vessels to the Mortgagee pursuant to this Fleet Mortgage, and to execute and deliver this Fleet Mortgage. All action necessary and required by law for the execution and delivery by the Mortgagor of this Fleet Mortgage has been duly and effectively taken, and this Fleet Mortgage is and will continue to be the valid and binding obligation of the Mortgagor enforceable in accordance with its terms. All consents and approvals required in respect of this Fleet Mortgage have been obtained and are in full force and effect.

         SECTION 2.3 Citizenship. The Mortgagor warrants that the Mortgagor meets, and shall continue for the term of this Fleet Mortgage and until all of the Secured Obligations are paid and performed in full to meet, all citizenship requirements necessary for each of the Vessels to be eligible for documentation as a vessel of the United States, under the flag of the United States, pursuant to Title 46, Section 12102 of the United States Code.

         SECTION 2.4 Ownership of Vessels; Warranty and Defense of Title. The Mortgagor warrants that it is the true, lawful and sole owner of the whole of each of the Vessels, and that its ownership of each Vessel is free and clear of all Liens except such Liens which arose prior to the date of this Fleet Mortgage that are incident to current operations or created by that certain First Preferred Fleet Mortgage, dated and effective as of June 30, 1998 (the "Existing Mortgage"), granted by the Mortgagor to The Chase Manhattan Bank, as collateral agent and security trustee (the "Existing Mortgagee") pursuant to a Credit Agreement dated as of June 30, 1998, as amended and restated as of April 11, 2002 and amended as of September 27, 2002, among the Mortgagor, the secured lenders from time to time party thereto and the Existing Mortgagee (the "Existing Agreement"); none of the Vessels are subject to a demise charter or to a time or voyage charter other than demise charters or time charters entered in the ordinary course of business and consistent with standard marine practice that are listed on Schedule 2.14 to this Fleet Mortgage; and that the Mortgagor will forever warrant and defend its title and possession of each Vessel for the benefit of the Mortgagee against any and all claims and demands.

         SECTION 2.5 Perfection. The Mortgagor shall comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America, including but not limited to the provisions of Chapter 313, as amended, in order to perfect, establish, record and maintain this Fleet Mortgage, and any supplement or amendment thereto, upon each of the Vessels and upon all renewals, as a first preferred fleet mortgage thereunder and on all additions, improvements and replacements made in or to each of the Vessels and shall do such other acts and execute all such other instruments, deeds, conveyances, mortgages and assurances as the Mortgagee may reasonably require in order to subject each of the Vessels to the Lien of this Fleet Mortgage as aforesaid.

         SECTION 2.6 Environmental Compliance. The Mortgagor has complied with the representations and warranties in Section 3.07 of the Revolving Credit and Guaranty Agreement in respect to each of the Vessels and shall comply with
Section 4.01(l) of the Revolving Credit and Guaranty Agreement regarding compliance with environmental laws and regulations in respect to each of the Vessels.

         SECTION 2.7 Liens. The Mortgagor represents and agrees that it has not granted and will not grant any charterer, the master of any of the Vessels or any other person, and none thereof has or shall have, any right, power or authority to create, incur or permit to be placed or imposed upon the Vessels, or any of them, any Liens, other than the Lien of this Fleet Mortgage, Liens for crew's wages, wages for stevedores when employed directly by the Mortgagor or the master of the applicable Vessel and general average and salvage (including contract salvage), Liens created in the ordinary course of the Vessels' current operations which are for "necessaries" within the meaning of 46 U.S.C. Section 31301(4) and the Lien of the Existing Mortgage provided that such Liens are subordinate to the Lien of this Fleet Mortgage. The Mortgagor further agrees that it will not permit to be continued any Lien upon the Vessels, or any of them (other than this Fleet Mortgage and the Lien of the Existing Mortgage), for a period in excess of forty-five (45) days after the same becomes due and payable except for any Lien that is being contested by the Mortgagor in good faith by appropriate proceedings diligently conducted which are effective to stay the execution or other enforcement of such Lien and the Mortgagor shall have set aside on its books adequate reserves in accordance with GAAP with respect to such Lien.

         SECTION 2.8 Notice of Mortgage. The Mortgagor shall at all times keep a properly certified copy of this Fleet Mortgage and any amendments and supplements hereto and any assignments hereof (i) at its address set forth above and (ii) in the case of a Vessel that is a self-propelled Vessel, with the ship's papers on board such Vessel and such papers shall be exhibited, on demand, to any person having business with such Vessel which might give rise to a maritime Lien on such Vessel, or to any representative of the Mortgagee; and a notice, reading as follows, printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, framed under glass, shall be placed and kept prominently displayed in the chart room and in the master's cabin of each of the Vessels that is a self-propelled Vessel:

                               "NOTICE OF MORTGAGE

                           This Vessel is owned by Louisiana Dock Company LLC (the "Mortgagor") and is subject to a First Preferred Fleet Mortgage, dated February 3, 2003, as the same may be amended or supplemented, in favor of JPMorgan Chase Bank, as administrative agent, documentation agent and collateral agent, pursuant to the provisions of Chapter 313 of Title 46 of the United States Code, as amended, and under the terms of said Fleet Mortgage the Mortgagor hereby gives notice that it has not granted any charterer, the master of this Vessel or any other person, and none thereof has, the right, power or authority to create, incur or permit to exist upon this Vessel any liens or encumbrances whatsoever, other than the lien of said Fleet Mortgage, liens for crew's wages, wages of stevedores when employed directly by the Mortgagor or the master of this Vessel and general average or salvage (including contract salvage). Any such right, power or authority is also prohibited under the terms of said Fleet Mortgage."

         SECTION 2.9 Libel or Attachment. If a libel or complaint shall be filed against the Vessels, or any of them, or if the Vessels, or any of them, shall be levied upon or taken into custody, or detained by any proceeding in any court or tribunal or by any government or other authority, the Mortgagor, within ten (10) days thereafter, will cause such Vessel or Vessels to be released and any Lien thereon, other than the Lien of this Fleet Mortgage or of the Existing Mortgage, to be discharged. In the event the Vessels, or any of them, are levied upon or taken into custody or detained by any authority whatsoever, the Mortgagor agrees forthwith to notify the Mortgagee thereof by telex, confirmed by letter. The Mortgagor shall reimburse the Mortgagee for any amount paid by the Mortgagee, whether in settlement of a claim or in satisfaction of a judgment, and such amounts shall be Mortgagee's Costs, as defined in and in accordance with Section
2.18 hereof.

         SECTION 2.10 Maintenance of Vessels. (a) The Mortgagor will at all times, without cost or expense to the Mortgagee, maintain and preserve the Vessels in all material respects, and cause the Vessels in all material respects to be tight, staunch, strong and well and sufficiently tackled, appareled, victualed, fitted, manned, furnished and equipped and to be maintained and preserved, in good running order and repair so that the Vessels in all material respects shall be well equipped and seaworthy, in good working order, repair and operating condition, ordinary wear and tear excepted. At all times, at its own cost and expense, the Mortgagor will exercise due diligence to maintain and preserve the Vessels in all material respects in as good condition, working order and repair as at the time of the execution of this Fleet Mortgage, ordinary wear and tear and depreciation excepted, and will maintain the Vessels in all material respects in accordance with good marine maintenance practice and procedures and applicable legal or regulatory requirements for the service in which they then are or will be engaged, and in such condition as will enable the Vessels in all material respects to pass such inspection as may be required by marine underwriters as a condition of their writing such insurance and in such amounts as is required under this Fleet Mortgage. Furthermore, the Mortgagor will cause each Vessel to be periodically inspected, drydocked and recoated (hull paint), and its machinery overhauled in accordance with normal marine practices or as may be required by the United States Coast Guard. At the request of the Mortgagee, the Mortgagor shall cause a marine surveyor satisfactory to the Mortgagee to perform a survey, inspection or other actions as may be necessary on a representative sample of the Vessels (the number or location of such Vessels included in such representative sample to be determined by the Mortgagee in its discretion), to prove or establish that the Vessels in all material respects have been maintained and preserved in accordance with the provisions of this Section 2.10(a). In addition, the Mortgagor shall provide at the end of each six-month period commencing six weeks following the date hereof to the Mortgagee a certificate of the chief marine operations officer (currently James J. Farley, Senior Vice President Transportation Services) of the Mortgagor stating that the Vessels have been maintained and preserved in accordance with the requirements of this Section 2.10(a).

                  (b) The Mortgagor may make structural changes, alterations or additions to the Vessels, or any of them, but only to the extent that any such change, alteration or addition is made at the Mortgagor's expense and risk and does not diminish the value, utility, capacity, operating condition and seaworthiness of the applicable Vessel.

                  (c) The Mortgagor shall certify as often as required by the Mortgagee that all wage and other claims which give rise to Liens have been paid.

                  (d) The Mortgagor shall furnish the Mortgagee within fifteen (15) days after receipt by the Mortgagor, copies of all Certificates of Inspection delivered by the United States Coast Guard.

                  (e) At the request of the Mortgagee, the Mortgagor shall at its expense deliver to the Mortgagee an appraisal of the current charter-free fair market value (determined on the basis of a willing buyer and willing seller) in Dollars of each Vessel by an independent valuer acceptable to the Mortgagee.

         SECTION 2.11 Documentation; Operation of Vessels. (a) The Mortgagor will keep each vessel duly documented as a Vessel of the United States, under the flag of the United States, and will not cause or permit any Vessel to be operated in any manner prohibited by any law, regulation or contract applicable to such Vessel, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Mortgagor will not cause or permit the Vessels, or any of them, to engage in any unlawful trade or carry any cargo that will expose the Vessels, or any of them, to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment or flag of the Vessels, or any of them, under the laws and regulations of the United States.


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
                  (b) The Mortgagor will (and will cause any charterer of the Vessels, or any of them, to) comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Mortgagor or the Vessels, or any of them, with respect to pollution by any state or nation or political subdivision thereof, including but not limited to the United States Federal Water Pollution Control Act and the United States Oil Pollution Act of 1990, as any of the foregoing may at any time be amended, and will (and will cause any charterer of the Vessels, or any of them, to) maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which the Vessels, or any of them, is from time to time engaged and the cargo carried thereby.

         SECTION 2.12 Inspection. The Mortgagor will permit representatives of the Mortgagee to inspect or survey the Vessels, at the Mortgagor's expense, to ascertain the condition of such Vessel or Vessels and whether such Vessel or Vessels are being properly repaired and maintained. Such inspection or survey shall be made on reasonable notice and at reasonable times and places so as not to interfere with the safe, efficient and normal operation of such Vessel or Vessels. The Mortgagor will cause to be made all such repairs as shall be required by this Fleet Mortgage, without expense to the Mortgagee, its successors and assigns or any of its authorized representatives, as such inspection or survey or an inspection or survey conducted pursuant to Section 2.10(a) may show to be required. The Mortgagor shall also permit the Mortgagee to inspect the logs and papers of the Vessels, or any of them, and any and all other contracts and other papers relating to the same, whether on board or not, whenever requested, on reasonable notice.

         SECTION 2.13 Taxes, Fees, etc. The Mortgagor will pay and discharge, or cause to be paid and discharged, when due and payable from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessels, or any of them; provided that the Mortgagor shall not be required to pay any such tax, assessment or charge if the validity or amount thereof is concurrently being contested in good faith by appropriate proceedings and if the Mortgagor shall have set aside on its books reserves deemed by it adequate with respect to such tax, assessment or charge. Notwithstanding the foregoing, the Mortgagor will pay or cause to be paid all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor.

         SECTION 2.14 Sale, Assignment, Mortgage, Charter or Other Disposition of Vessel. The Mortgagor will not in any manner change the flag of the Vessels, or any of them, sell, transfer or mortgage the Vessels, or any of them, or enter into any charter party other than (a) charters permitted by the Revolving Credit and Guaranty Agreement, (b) the Existing Mortgage or the Existing Agreement, (c) charters to Guarantors, (d) charters for a period of one year or less under terms that are common and customary for a charter party used by prudent owners and operators who charter vessels similar to the Vessels and engaged in trades similar to the trades in which the Vessels are engaged, or with the prior written consent of the Mortgagee, any charters in excess of one year, and (e) charters for vessels listed on Schedule 2.14 to this Fleet Mortgage; provided that no such charter allowed in this Section 2.14 will relieve the Mortgagor of its obligations under this Fleet Mortgage, or change the flag of the Vessels, or any of them. Any written consent given for any one of the foregoing transactions shall not be construed to be a waiver of this provision in respect of any such other transaction. Any such transaction with respect to the Vessels, or any of them, shall be subject to the provisions of this Fleet Mortgage and the Lien it creates.

         SECTION 2.15 Requisition of Title or Use. In the event that the title to or ownership of the Vessels, or any of them, or the use of the Vessels, or any of them (whether on a bareboat or time charter basis or any other basis), shall be requisitioned, purchased or taken by, or the Vessels, or any of them, shall be seized by or forfeited to any government of any country or any department, agency or representative thereof pursuant to any present or future law, proclamation, decree, order or otherwise, or to any other person or persons, whether or not acting under color of governmental authority, and the compensation, purchase price, reimbursement or award for such requisition, purchase, seizure, forfeiture or other taking of such title, ownership or use shall be an amount equal to or greater than (i) $750,000 (but only if the Mortgagor fails within 270 days after the date of such event of requisition to have or to have made commitments to have one or more Eligible Vessels (as defined in 5.1 hereof), collectively with an aggregate fair market value at least equal to the amount of such compensation (as evidenced by delivery to the Mortgagee of an appraisal in form and substance satisfactory to the Mortgagee), subjected to this Fleet Mortgage pursuant to the provisions of Section 5.3 hereof, or (ii) $25,000,000, then such event shall be deemed a "Condemnation" and the compensation shall be deemed to be "Condemnation Proceeds" to be applied by the Mortgagor to prepay outstanding Obligations in accordance with Section
2.26 of the Revolving Credit and Guaranty Agreement; provided however, if an Event of Default shall have occurred and be continuing, any amount received in the event of a requisition described above shall be applied by the Mortgagor to prepay outstanding Obligations in accordance with Section 2.26 of the Revolving Credit and Guaranty Agreement. To the extent that any Condemnation Proceeds are payable to the Mortgagee, the Mortgagor hereby constitutes and appoints the Mortgagee and its successors and assigns, its true and lawful attorney, for it and in its name, place and stead, to collect, receipt for, acknowledge the payment of, sue for and execute any documentation or writing that may be necessary or required in order to obtain payment of said compensation, purchase price, reimbursement or award, giving and granting to said attorney full power and authority to do and perform every act and thing whatsoever requisite or necessary to be done as fully and to all intents and purposes as it, the Mortgagor, might or could do if personally present at the doing thereof, with full power of substitution, hereby ratifying and confirming all that its said attorney or substitute shall do or cause to be done by virtue hereof, and the Mortgagor shall promptly execute and deliver to the Mortgagee such documents and shall promptly do and perform such acts as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.

         SECTION 2.16 Notice of Loss, Requisition or Damage. In the event of (a) actual loss of any Vessel, (b) any event referred to in Section 2.15 hereof with respect to any Vessel or (c) any casualty, accident or damage to any Vessel involving an amount in excess of $750,000, the Mortgagor shall forthwith give written notice thereof (containing full particulars) to the Mortgagee. Furthermore, the Mortgagor will provide to the Mortgagee, at the end of each six-month period commencing six months following the date hereof, a written report stating each casualty, accident or damage to any Vessel involving an amount in excess of $50,000 that occurred in the prior six month period with full particulars.

         SECTION 2.17 Insurance. (a) The Mortgagor shall at all times while this Fleet Mortgage shall remain in effect maintain at its own expense the following insurance:

                           (i)      protection and indemnity insurance with
respect to each of the Vessels in such amounts, subject to such deductible or retention amounts, against such risks and under such forms as are then common or customary with respect to vessels similar to the Vessels and engaged in trades similar to the trades in which the Vessels are engaged by other prudent owners and operators of such vessels, provided that such protection and indemnity insurance (including excess policies) shall in all events:

                                    (w) provide limits of liability of not less
                           than $250,000,000 per occurrence (and contain no annual limits on liability);

                                    (x) provide for deductible or retained
                           amounts not exceeding $4,000,000 of annual aggregate deductible with respect to all vessels owned or chartered by the Mortgagor plus $50,000 per occurrence;

                                    (y) provide protection on an "occurrence"
                           basis (rather than on a "claims made" basis); and

                                    (z) provide protection against liabilities
                           arising out of pollution or the spillage or leakage of cargo with a $1,000,000 per occurrence deductible;

                           (ii)      marine, hull and machinery and, if any
Vessel or Vessels are operated outside of the United States, war risks insurance on each of the Vessels under the latest (at the time of issue of the policies in question) forms of American or London Institute of Marine Underwriters, provided that such marine, hull and machinery and war risks insurance shall in all events:

                                    (x) be in an amount with respect to each
                           Vessel that is not less than the full commercial value thereof;

                                    (y) with respect to an accident, occurrence
                           or event that does not result in an actual or constructive total loss of a Vessel or Vessels or an agreed or compromised total loss of a Vessel or Vessels, provide for deductible or retained amounts that do not exceed $4,000,000 of annual aggregate deductible with respect to all vessels owned or chartered by the Mortgagor plus $50,000 per occurrence; and

                                    (z) with respect to an accident, occurrence
                           or event that results in an actual or constructive total loss of a Vessel or Vessels or an agreed or compromised total loss of a Vessel or Vessels, provide for deductible or retained amounts that do not exceed $4,000,000 of annual aggregate deductible with respect to all vessels owned or chartered by the Mortgagor with no per occurrence deductible;

                           (iii)    Insurance protecting against claims under
the Longshoremen's and Harbor Workers Compensation Act, Workmen's Compensation and public liability;

                           (iv)     Wreck removal and fire insurance with
underwriters and under policy forms and in amounts satisfactory to the Mortgagee; and

                           (v)      Such other insurances that become
customarily obtained by prudent operators of vessels similar to the Vessels and engaged in trades similar to the trades in which the Vessels are engaged or as may be reasonably required by the Mortgagee from time to time.

                  (b) At the Mortgagee's request, to obtain coverage against Mortgagee's Additional Perils (Pollution) Insurance on each of the Vessels, the Mortgagor shall reimburse the Mortgagee for all premiums and other amounts paid by the Mortgagee in connection with such coverage. The Mortgagor shall reimburse the Mortgagee for such costs as Mortgagee's Costs, as defined in and in accordance with Section 2.18 hereof.

                  (c) All insurance policies required under paragraph (a) of this Section 2.17 shall:

                           (i)      name the Mortgagee, in its individual
capacity and as administrative agent, documentation agent and collateral agent, as additional insured and as loss payee in accordance with the provisions of paragraph (i) below;

                           (ii)     provide that in respect of the interest of
the Mortgagee in such policies the insurance shall not be invalidated by any action or inaction of the Mortgagor or any other person (other than the Mortgagee) and shall insure the Mortgagee regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Mortgagor or any other person (other than the Mortgagee);

                           (iii)    provide that if such insurance is canceled
by the insurers for any reason whatsoever, or such insurance is allowed to lapse for non-payment of premium, or such insurance coverage is reduced or any other material change is made with respect thereto, then such cancellation, lapse, reduction or change shall not be effective as to the Mortgagor or the Mortgagee for 30 days after receipt by the Mortgagor or the Mortgagee, respectively, of written notice by such insurers of such cancellation, lapse, reduction or material change; and

                           (iv)     provide that there shall be no recourse
against the Mortgagee for the payment of premiums, commissions, club calls, assessments or advances.

Each insurance policy with respect to protection and indemnity insurance shall:

                           (i)      be primary without right of contribution
from any other insurance which is carried by the Mortgagee and

                           (ii)     expressly provide that all of the provisions
thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

                  (d) The Mortgagor shall not permit the Vessels, or any of them, to undertake any voyage or participate in any venture or transport any cargo which is not permitted by the insurance then in effect or which would limit such insurance or render it unavailable in whole or in part.

                  (e) All insurance required under this Fleet Mortgage shall be placed and kept with such insurance companies or other insurance underwriters as shall be reasonably acceptable to the Mortgagee and the Mortgagor.

                  (f) The Mortgagor shall deliver to the Mortgagee copies of all certificates and, if requested by the Mortgagee, copies of all binders and policies with respect to insurance from time to time carried on the Vessels pursuant to this Section 2.17. In addition, on the Closing Date and on or before February 3rd in each year commencing February 3, 2004, the Mortgagor shall furnish or cause to be furnished to the Mortgagee a signed report by independent marine insurance brokers, selected by the Mortgagor and acceptable to the Mortgagee, describing in reasonable detail the insurance pursuant to this
Section 2.17 and stating that in the opinion of such brokers such insurance complies in all material respects with the terms of this Section 2.17 and is common and customary for types of insurances and coverage generally required by mortgagee lenders from prudent owners and operators of vessels similar to the Vessels and engaged in trades similar to the trades in which the Vessels are engaged.

                  (g) The Mortgagor shall, at its own expense, have the duty and responsibility to make all proofs of loss and take all other steps necessary to collect from underwriters, insurance companies or funds any loss under any insurance with respect to the Vessels, or any of them, obtained by the Mortgagor as required by this Section 2.17.

                  (h) Nothing in this Section 2.17 shall prohibit the Mortgagee from placing additional insurance on or with respect to the Vessels at its expense, or any of them, or the operation thereof, unless such insurance would conflict with insurance that is carried by the Mortgagor. In the event that the Mortgagor shall fail to maintain any insurance which it is required to maintain pursuant to this Section 2.17, the Mortgagee may, but shall not be obligated to, arrange for such insurance and, in such event, the Mortgagor shall, upon demand, reimburse the Mortgagee for the costs thereof as Mortgagee's Costs, as defined in and in accordance with Section 2.18 hereof, without waiver of any other additional rights the Mortgagee may have.

                  (i) Any sums payable as a result of a loss under insurance on the Vessels, or any of them, with respect to protection and indemnity risks, including liability arising out of pollution or the spillage or leakage of cargo or collision or tower's liability, may be paid directly to the person to whom any liability covered by such insurance has been incurred or, if the liability insured against has been discharged, to the Mortgagee or the Mortgagor to reimburse it or them for any loss, damage or expense incurred by it or them and covered by such insurance. Each policy of insurance maintained under clause (ii) of paragraph (a) of this Section 2.17 shall provide that any payment that is to be made under such policy (other than with respect to any protection and indemnity risks covered thereby) shall be made solely to the Mortgagee if such payment (i) is in respect of losses equal to or greater than $750,000 (but only if the Mortgagor fails within 270 days after the date of such loss (x) to have or to have made commitments to have any Vessel subject to a loss fully repaired and restored or (y) in respect of an actual or constructive total loss of a Vessel or an agreed or compromised total loss of a Vessel to subject or to have made commitments to subject one or more Eligible Vessels (as defined in Section 5.1 hereof), collectively with an aggregate fair market value at least equal to the amount of such insurance proceeds (as evidenced by delivery to the Mortgagee of an appraisal in form and substance satisfactory to the Mortgagee), to this Fleet Mortgage pursuant to the provisions of Section 5.3 hereof), (ii) is in respect to losses equal to or greater than $25,000,000 or
(iii) without regard to the amount or character of the loss, is made after the insurer has received notice from the Mortgagee that an Event of Default has occurred and is continuing, and before such notice is rescinded. Any insurance recoveries to which the Mortgagee shall be so entitled pursuant to the proceeding sentence shall be applied as follows:

                           (1) In the event that insurance becomes payable to the Mortgagee on account of an accident, occurrence or event involving a Vessel or Vessels that does not result in an actual or constructive total loss or an agreed or compromised total loss of such Vessel or Vessels,

                           (A) If no Event of Default shall have occurred and be continuing, the Mortgagee shall, upon the written request of the Mortgagor, (i) apply the proceeds of insurance to pay, or consent that the underwriters pay, directly for repairs, liabilities, salvage claims or other charges and expenses (including labor charges due or paid by the Mortgagor) with respect to such Vessel or Vessels that are covered by the policies, or (ii) to the extent that the Mortgagor shall have repaired the damage to such Vessel or Vessels and paid the cost thereof or discharged or paid such liabilities, salvage claims or other charges and expenses with respect to such Vessel or Vessels (such fact having been certified to in a certificate of an authorized officer of the Mortgagor ("Officer's Certificate") delivered to the Mortgagee, accompanied by written confirmation by the underwriter, a surveyor, an adjuster or a marine insurance broker), apply the proceeds or insurance to reimburse, or consent that the underwriters reimburse, the Mortgagor therefor, and in either case, after all known damages with respect to the particular loss shall have been repaired, except to the extent the Mortgagor with the written consent of the Mortgagee deems the said repair inadvisable, in which case such event shall be deemed a Casualty and all insurance proceeds shall be deemed Casualty Proceeds to be applied by the Mortgagor to prepay outstanding Obligations in accordance with Section 2.26 of the Revolving Credit and Guaranty Agreement, and all known costs, liabilities, salvage claims, charges and expenses with respect to such Vessel or Vessels that are covered by the policies shall have been discharged or paid, such fact having been certified to by an Officer's Certificate delivered to the Mortgagee, accompanied by written confirmation by the underwriter, a surveyor, an adjuster or a marine insurance broker, pay, or consent that the underwriters pay, any balance of the proceeds of insurance to the Mortgagor; or

                           (B) if an Event of Default shall have occurred and be continuing such loss shall be deemed a Casualty and all related insurance proceeds shall be deemed Casualty Proceeds to be applied by the Mortgagor to prepay outstanding Obligations in accordance with Section 2.26 of the Revolving Credit and Guaranty Agreement or at the election of the Mortgagee applied for the purposes stated in clause (A)(i) of this subparagraph (1);

                           (2) In the event that insurance becomes payable to the Mortgagee on account of an accident, occurrence or event involving a Vessel or Vessels that results in an actual or constructive total loss or an agreed or compromised total loss of such Vessel or Vessels such loss shall be deemed a Casualty and all related insurance proceeds shall be deemed Casualty Proceeds to be applied by the Mortgagor to prepay outstanding Obligations in accordance with Section
         2.26 of the Revolving Credit and Guaranty Agreement .

                  (j) During the continuance of a taking, requisition or charter of the use of the Vessels, or any of them, by the United States of America, the provisions of this Section 2.17 shall be deemed to have been complied with in all respects as to such Vessel or Vessels if the United States Government shall have agreed (i) to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks indicated in paragraph (a) of this
Section 2.17, or (ii) that the Mortgagee and the Mortgagor shall be entitled to just compensation therefor. In the event of any taking, requisition or charter of the Vessels, or any of them, contemplated by this paragraph (j), the Mortgagor shall promptly furnish to the Mortgagee an Officer's Certificate stating that such taking, requisition or charter has occurred and that the United States Government has agreed (i) to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks indicated in paragraph (a) of this Section 2.17 or (ii) that the Mortgagee and the Mortgagor are entitled to just compensation therefor.

                  (k) In the event that any claim or Lien is asserted against the Vessels, or any of them, for loss, damage or expense which is covered by insurance hereunder and it is necessary for the Mortgagor to obtain a bond or supply other security to prevent the arrest of such Vessel or Vessels, or to obtain the release of such Vessel or Vessels from arrest on account of said claim or Lien, the Mortgagee, upon the written request of the Mortgagor, may, but shall not be required to, assign all or any part of its right, title and interest in and to said insurance covering such loss, damage or expense, to any person executing a surety or guaranty bond or other agreement to save or release such Vessel or Vessels from such arrest as collateral security to indemnify against liability under said bond or other agreement.

         SECTION 2.18 Reimbursement of Mortgagee's Costs. (a) The Mortgagor shall promptly pay or reimburse to the Mortgagee all amounts the Mortgagee determines constitute claims, liabilities, losses, taxes, duties, charges, costs, fees and expenses ("Mortgagee's Costs") incurred or made by the Mortgagee in exercising, protecting or pursuing rights or remedies under this Fleet Mortgage, the Revolving Credit and Guaranty Agreement or the other Loan Documents (including but not limited to (i) amounts paid by the Mortgagee pursuant to Section 2.9,
(ii) costs incurred by the Mortgagee pursuant to Section 2.17(b) or (h), Section 5.4, Section 6.9 or Section 6.12 and (iii) expenses of any sale or taking of the Vessels, or any of them, attorneys' fees and court costs) or resulting from the release of the Vessels, or any of them, from the security created by this Fleet Mortgage or resulting from supplementing this Fleet Mortgage to add additional Vessels, with interest thereon at the rate provided in Section 2.09 of the Revolving Credit and Guaranty Agreement.

                  (b) If the Mortgagor shall default in the observance or performance of any of the covenants, conditions or agreements in this Fleet Mortgage on its part to be performed or observed, the Mortgagee may in its discretion do all acts and make all expenditures necessary to remedy such default, including, but not limited to, the procurement of insurance on the Vessels, or any of them, making repairs, discharge or purchase of Liens and payment of taxes, dues, assessments, governmental charges, fines, penalties and attorneys' fees; provided, however, that the Mortgagee shall be under no obligation to the Mortgagor to do such acts or make any such expenditures nor shall the doing or making thereof relieve the Mortgagor of any default in that respect. All costs, fees and expenses of such acts and expenditures shall constitute Mortgagee's Costs.

                  (c) All Mortgagee's Costs and interest thereon shall be debts due from the Mortgagor to the Mortgagee payable on demand, and shall constitute Secured Obligations and be secured by the Lien of this Fleet Mortgage.

                                  ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 3.1 Event of Default and Remedies. An Event of Default as defined in the Revolving Credit and Guaranty Agreement shall be an Event of Default hereunder.

                  Upon the occurrence and during the continuance of an Event of Default, this Fleet Mortgage shall be in default, and the Mortgagee shall have the right to exercise one or more of the following remedies:

                           (1)      the Mortgagee may exercise all of the rights
and remedies in foreclosure and otherwise given to mortgagees by the provisions of Chapter 313 or by any other applicable laws and exercise all of its rights and remedies as attorney-in-fact or otherwise under this Fleet Mortgage;

                           (2)      the Mortgagee may bring suit at law, in
equity or in admiralty in any court to foreclose, including foreclosure by seizure, arrest and sale of the Vessels, or any of them, or to recover judgment for the Secured Obligations, and collect the same out of any and all property of the Mortgagor whether covered by this Fleet Mortgage or otherwise;

                           (3)      the Mortgagee may take the Vessels, or any
of them, wherever the same may be, without legal process and without being responsible for loss or damage; and the Mortgagor or other person in possession thereof shall forthwith upon demand of the Mortgagee surrender to the Mortgagee possession of the Vessels, or any of them, and the Mortgagee may hold, lay up, lease, charter, operate or otherwise use the Vessels, or any of them, for such time and upon such terms as they may deem to be for their best advantage, accounting only for the net profits, if any, arising from the use of such Vessel or Vessels or from the sale thereof, by court proceedings or pursuant to clause
(4) below, net of all costs, expenses, charges, damages or losses by reason of such use;

                           (4)      the Mortgagee may sell the Vessels, or any
of them, free from any claim of or by the Mortgagor in admiralty, in equity, at law or by statute and upon such terms and conditions as the Mortgagee determines, at public or private sale, by sealed bids or otherwise, by first publishing notice of any such public sale for ten (10) consecutive days in a newspaper published in the City of New York, State of New York, and if the place of sale should not be the City of New York, then also by publication of similar notice in a daily newspaper, if any, published at the place of sale, and by mailing notice of such sale, whether public or private, addressed to the Mortgagor at its respective last known address fourteen (14) days prior to the date fixed for entering into the contract of sale; in the event that the Vessels, or any of them, shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessels, or any of them, to the place designated for such sale and in such manner as the Mortgagee may deem to be for its advantage; or

                           (5)      demand and receive all freights, hires,
charter hires, earnings, issues, revenues, income or profits of the Vessels, or any of them, due or to become due from any person whomsoever.

                  Any sale of the Mortgagor's interest in the Vessels, or any of them, made pursuant to this Fleet Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall forever bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, or any other person, firm or corporation to whom the Secured Obligations secured by this Fleet Mortgage are otherwise due or owing, may bid for and purchase the Vessels, or any of them, or other property of the Mortgagor and shall be entitled for the purpose of making settlement or payment for the property so purchased, to use and apply the unpaid balance of their portion of the Secured Obligations due and owing, or which may become due or owing, as a credit against the purchase price of the Vessels, or any of them, up to the amount represented by the ratable share of the net proceeds of sale (after allowing for the costs and expenses of sale and other charges) payable to such Mortgagee or such person.

                  The Mortgagor hereby irrevocably appoints the Mortgagee and its successors and assigns, with full power of substitution, the true and lawful attorney or attorneys of the Mortgagor, in its name and stead, upon the happening and during the continuance of an Event of Default, to make all necessary transfers of the Vessels, or any of them, and for that purpose the Mortgagee and its successors and assigns may execute all necessary instruments of assignment and transfer, the Mortgagor hereby ratifying and confirming all that its said attorney or attorneys shall do by virtue hereof. Nevertheless, the Mortgagor shall, if so requested by the Mortgagee, ratify and confirm such sale by executing and delivering to the purchaser of such Vessel or Vessels such proper bill of sale, conveyance, instrument of transfer and release as may be designated in such request.

                  The Mortgagor hereby irrevocably appoints the Mortgagee and its successors and assigns, with full power of substitution, the true and lawful attorney or attorneys of the Mortgagor, in its name and stead, upon the happening and during the continuance of an Event of Default, to demand, collect, receive, compromise and sue for, so far as may be permitted by law, the Mortgagor's interest in all freights, hire, earnings, issues, revenues, income and profits of the Vessels, or any of them, and the Mortgagor's interest in all amounts due from the underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries in general average or otherwise, and the Mortgagor's interest in all other sums, due or to become due at or after the time of the happening of any Event of Default, in respect of the Vessels, or any of them, or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing.

                  The Mortgagor covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Fleet Mortgage granted to and conferred upon the Mortgagee, the Mortgagee in any suit to enforce any of its rights, powers or remedies shall be entitled as a matter of right and not as a matter of discretion (i) to the appointment of a receiver or receivers of the Mortgagor's interest in the Vessels, or any of them, and the Mortgagor's interest in the hire, earnings, issues, revenues, freights, incomes and profits due or to become due and arising from the operation thereof, and (ii) to a decree ordering and directing the sale and disposal of the Vessels, or any of them.

         SECTION 3.2 Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of the sale of the Vessels, or any of them, the proceeds of any judgment collected by the Mortgagee for any default hereunder, and the net earnings from any management, charter or other use of the same by the Mortgagee under any of the powers specified in Section 3.1, and any and all other moneys held by or received by the Mortgagee pursuant to or under the terms of this Fleet Mortgage, the application of which has not elsewhere herein been specifically provided for, shall be applied by the Mortgagee as follows:

                           FIRST: To the payment of all Mortgagee's Costs, including the expenses of any sale or any taking of the Vessels, or any of them, attorneys' fees and court costs, together with interest as provided herein, and to provide adequate indemnity to the Mortgagee against Liens claiming priority over or equality with this Fleet Mortgage;

                           SECOND: To the payment of interest on, and then in such order as the Mortgagee may determine, the principal of, the Loans under the Revolving Credit and Guaranty Agreement;

                           THIRD: To the payment of the remaining Secured Obligations due and owing and all other sums secured by or payable hereunder whether due or not together with interest thereon as provided herein, and of all damages, liquidated or otherwise, including without limitation all other unpaid items, costs or expenses; and

                           FOURTH: To the payment of any surplus thereafter remaining to the Mortgagor or to whomsoever may be entitled thereto.

In the event that the proceeds are insufficient to pay the amounts specified in paragraphs "FIRST", "SECOND" and "THIRD" above, the Mortgagee shall be entitled to collect the balance from the Mortgagor, or any other person liable therefor.

         SECTION 3.3 Certain Rights of Mortgagor. In the absence of an Event of Default, the Mortgagor shall (a) be permitted to retain actual possession and use of the Vessels and (b) have the right, from time to time, in its discretion and without application to the Mortgagee and without a release thereof by the Mortgagee, to dispose of, free from the Lien hereof, its interest in any boilers, engines, machinery, masts, spars, rigging, boats, anchors, cables, chains, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, fittings, equipment or any other appurtenances of the Vessels, or any of them, that are no longer useful, necessary, profitable or advantageous in the operation of such Vessel or Vessels, first or simultaneously replacing the same by such new items of substantially equal value, which shall forthwith become subject to the Lien of this Fleet Mortgage as a first preferred mortgage thereon. Notwithstanding the foregoing, the Mortgagor shall not be required to replace covers at the end of their useful lives for any Vessel or Vessels that have been converted to a use that does not require a cover.

                                   ARTICLE IV

                           GENERAL POWERS OF MORTGAGEE

         SECTION 4.1 Arrest or Detention of Vessel. In the event that the Vessels, or any of them, shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction or by any government or other authority and shall not be released from arrest or detention within ten (10) days from the date of arrest or detention, the Mortgagor does hereby authorize and empower the Mortgagee and its successors and assigns, in the name of the Mortgagor, or its successors or assigns, and does hereby irrevocably appoint the Mortgagee and its successors and assigns, with full power of substitution, the true and lawful attorney or attorneys of the Mortgagor, in its name and stead, to apply for and receive possession of and to take possession of such Vessel or Vessels with all the rights and powers that the Mortgagor, or its successors or assigns, might have, possess or exercise in any such event.

         SECTION 4.2 Suits. The Mortgagor also hereby irrevocably appoints the Mortgagee and its successors and assigns, with full power of substitution, the true and lawful attorney of the Mortgagor, in its name and stead, to appear in the name of the Mortgagor, its successors or assigns, in any court where a suit is pending against the Vessels, or any of them, because of or on account of any alleged Lien against such Vessel or Vessels from which such Vessel or Vessels have not been released and to take such proceedings as the Mortgagee reasonably may deem proper towards the defense of such suit and the purchase or discharge of such Lien, and all expenditures made or incurred by the Mortgagee for the purpose of such defense or discharge shall constitute Mortgagee's Costs.

                  The Mortgagor hereby expressly and irrevocably consents to the jurisdiction of any court in any jurisdiction whatsoever wherein any Vessel may at any time be located outside of the continental United States for the sole purposes of the foreclosure of this Fleet Mortgage, the sale of the Mortgagor's interest in such Vessel or the enforcement of any other remedy or right hereunder, and hereby expressly and irrevocably submits the person of the Mortgagor and its interest in such Vessel to the jurisdiction of any such court in any such action or proceeding.

         SECTION 4.3 Powers and Remedies Cumulative; No Waiver. Each and every power and remedy herein specifically given to the Mortgagee or otherwise available pursuant to this Fleet Mortgage shall be cumulative and shall be in addition to every other power and remedy herein specifically given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be determined by the Mortgagee and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No notice to or demand on the Mortgagor in any instance shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances. No delay or omission by the Mortgagee in the exercise of any right or power or in pursuance of any remedy occurring upon an Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Mortgagor or to be an acquiescence therein, nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of any advances after any past Event of Default or of any payment on account of any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

                                   ARTICLE V

                         RELEASE OF VESSELS AND MORTGAGE
                              OF ADDITIONAL VESSELS

         SECTION 5.1 Definitions. For purposes of this Article V, the following terms shall have the respective meanings set forth below:

                  "Eligible Vessel" shall mean any inland river barge or towboat which is duly documented pursuant to the laws of the United States as a vessel of the United States under the United States flag, the whole of which vessel is lawfully owned and lawfully possessed by the Mortgagor, free from any Lien other than the Liens permitted by Section 2.7 hereof.

                  "Release" shall mean a release, substantially in the form of Annex B (with such changes as shall be required in order to enable such release to be filed and recorded in accordance with the provisions of Chapter 313), of one or more Vessels from the Lien of this Fleet Mortgage executed by the Mortgagee and delivered to the Mortgagor.

                  "Release Request" shall mean a request delivered by the Mortgagor to the Mortgagee pursuant to and in accordance with the requirements of Section 5.2 hereof.

                  "Supplement" shall mean a supplement to this Fleet Mortgage, substantially in the form of Annex C hereto (with such changes as shall be required in order to enable such supplement to be filed and recorded in accordance with the provisions of Chapter 313) that subjects one or more Eligible Vessels to the Lien of this Fleet Mortgage, executed by the Mortgagor and delivered to the Mortgagee pursuant to and in accordance with the requirements of Section 5.3 hereof.

         SECTION 5.2 Release of Vessels. (a) The Mortgagor may deliver a
Release Request to the Mortgagee at any time prior to any sale or disposition of a Vessel or Vessels by the Mortgagor permitted by Section 6.11 of the Revolving Credit and Guaranty Agreement (a "Permitted Sale"). Any Release Request shall be in writing, be signed on behalf of the Mortgagor, certify that such Permitted Sale will be in accordance with the Revolving Credit and Guaranty Agreement, identify the Vessel or Vessels to be released and be accompanied by a form of Release respecting such Vessel or Vessels for execution by the Mortgagee.

                  (b) After receiving a Release Request that satisfies the requirements of the preceding paragraph (a) and provided no Event of Default has occurred and is continuing, the Mortgagee shall deliver to the Mortgagor a Release covering the Vessel or Vessels designated in such Release Request. Upon recordation, the Mortgagor shall deliver to the Mortgagee evidence thereof.

         SECTION 5.3 Mortgage of Additional Vessels. (a) If the Mortgagor acquires any Eligible Vessel or Eligible Vessels during any calendar month, on or before the thirtieth (30th) day following the close of such calendar month, the Mortgagor shall prepare, execute and deliver to the Mortgagee a Supplement with respect to such Eligible Vessel or Eligible Vessels. Upon execution of the Supplement by the Mortgagee, the Mortgagor shall cause such Supplement to be recorded and shall otherwise take all steps necessary in order to subject the Eligible Vessel or Eligible Vessels named therein to the Lien of this Fleet Mortgage, subject to all of the terms and provisions hereof. At the time of the execution and recordation of such Supplement, (i) the Mortgagor shall deliver to the Mortgagee a copy of the Supplement, together with evidence of recordation,
(ii) the Mortgagor shall deliver to the Mortgagee certificates of insurance or other evidence reasonably satisfactory to the Mortgagee that the Mortgagor has insured the Vessel or Vessels covered by such Supplement in accordance with the requirements set forth in Section 2.17 of this Fleet Mortgage, (iii) the Mortgagor shall deliver to the Mortgagee an opinion of counsel reasonably satisfactory to the Mortgagee, substantially in the form of Annex D hereto and
(iv) the Mortgagor shall deliver to the Mortgagee such other documents and take such other steps as may be reasonably requested by the Mortgagee.

                  (b) If any Subsidiary of the Mortgagor acquires any Eligible Vessel or Eligible Vessels during a calendar month, on or before the thirtieth (30th) day following the close of such calendar month, the Mortgagor shall cause such Subsidiary to subject such Eligible Vessel or Eligible Vessels to a first preferred mortgage, substantially in the form of this Fleet Mortgage, in favor of the Mortgagee, or if applicable, a mortgage supplement in the same manner as described in this Section 5.3.

         SECTION 5.4 Costs. The Mortgagor shall, promptly upon receiving invoices therefor, pay all costs and expenses incurred by the Mortgagor and the Mortgagee in connection with the matters contemplated by this Article V (including, without limitation, the costs of negotiating, preparing, duplicating and delivering documents, all filing and recording fees and similar charges and the fees and disbursements of counsel) and reimburse the Mortgagee for any such costs and expenses paid by them, which amounts shall constitute Mortgagee's Costs.

                                   ARTICLE VI

                                SUNDRY PROVISIONS

         SECTION 6.1 Amount of Fleet Mortgage. For purposes of 46 U.S.C. Section 31321(b)(3), the amount of the direct or contingent obligations that are or may be secured by this Fleet Mortgage (excluding interest, expenses and fees) is $75,000,000 plus interest, expenses, fees, indemnities and costs of performance of the covenants contained in this Fleet Mortgage, the Revolving Credit and Guaranty Agreement and in the other Loan Documents.

         SECTION 6.2 Counterparts. This Fleet Mortgage and any amendment hereof may be executed in any number of counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

         SECTION 6.3 Currency. The terms "Dollars" and "$" as used herein shall mean any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

         SECTION 6.4 Assignment; Successors. All the covenants, promises, stipulations and agreements of the Mortgagor in this Fleet Mortgage contained shall bind the Mortgagor and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns. The Mortgagor acknowledges that the Mortgagee may assign its interest, in whole or in part, in this Fleet Mortgage, to any third party and, for such purpose, the Mortgagor waives all right to notice or consent. The Mortgagor may not assign any of its rights or obligations hereunder without the prior written consent of the Mortgagee.

         SECTION 6.5 Agents of Mortgagee. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power and authority may be exercised in all cases by the Mortgagee through such agent or agents or official or officials as it or they may appoint or authorize, and the act or acts of such agent or agents or official or officials when taken shall constitute the act of the Mortgagee.

         SECTION 6.6 Severability. If any word, phrase, sentence, paragraph, provision or section of this Fleet Mortgage shall be held, declared, or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, such holding, declaration or pronouncement shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Fleet Mortgage which will otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or the jurisdiction in which made.

         SECTION 6.7 Amendments; Supplements. This Fleet Mortgage may not be amended or supplemented except in writing by the Mortgagor and the Mortgagee. The provisions of this Fleet Mortgage may not be waived except in writing by the Mortgagee.

         SECTION 6.8 Governing Law. To the extent not governed by the laws of the United States, this Fleet Mortgage shall be governed by the laws of the State of New York.

         SECTION 6.9 Recordation of Mortgage. The cost and expense of recording this Fleet Mortgage, and the cost and expense of obtaining certified copies of this Fleet Mortgage, shall be paid by the Mortgagor, and the Mortgagor agrees to pay the same or reimburse the Mortgagee, as the case may be, within 10 days after demand. If such sums are not so paid, and if they are borne or paid by the Mortgagee, such sums shall be Mortgagee's Costs.

         SECTION 6.10 No Waiver of Preferred Status. Nothing contained herein shall be construed as a waiver by the Mortgagee of the preferred status of this Fleet Mortgage, and any provision which would otherwise constitute such a waiver shall to such extent be of no force or effect.

         SECTION 6.11 Waiver. The Mortgagor agrees that it will not at any time or in any manner whatever claim or take any benefit of any stay, extension or moratorium law which may affect the terms of this Fleet Mortgage; nor claim or take any benefit of any law providing for the valuation or appraisal of the Vessels, or any of them, prior to any sale thereof; and the Mortgagor hereby expressly waives all benefit or advantage of any such law, and covenants not to hinder, delay, or impede the execution of any power or remedy herein granted or available at law or in equity to the Mortgagee, but to suffer and permit the execution of every power and remedy as though no such law existed.

         SECTION 6.12 Further Assurances. At the request of the Mortgagee, from time to time the Mortgagor will execute, on its own behalf, such other and further instruments and documents as in the opinion of the Mortgagee or special counsel to the Mortgagee may be required, useful or desirable to subject each Vessel more effectually to the Lien of this Fleet Mortgage or to obtain or maintain the full benefits of this Fleet Mortgage. Upon the failure of the Mortgagor so to do, the Mortgagee may execute any and all such other and further assurances and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee the agent and attorney-in-fact of the Mortgagor so to do, and any expense of the Mortgagee in connection therewith shall constitute Mortgagee's Costs.

         SECTION 6.13 Notices. Notices and other communications provided for herein shall be given as provided in the Revolving Credit and Guaranty Agreement.

                  IN WITNESS WHEREOF, the Mortgagor has executed this Fleet Mortgage effective the day and year first above written.

                                        LOUISIANA DOCK COMPANY LLC


                                        By
                                           ---------------------------------
                                           Name:
                                           Title:

STATE OF INDIANA  )
                  : ss.:
COUNTY OF CLARK   )


                  On this __ day of February, 2003, before me personally appeared _______________ to me known, who, being by me duly sworn, did depose and say that she/he resides at __________________________; that she/he is the ______________ of LOUISIANA DOCK COMPANY LLC, the limited liability company described in and which executed the foregoing instrument; that she/he signed his name thereto pursuant to authority granted to her/him by the Board of Managers of said limited liability company.

                                                 -----------------------
                                                      Notary Public

                                   SCHEDULE I

                                 LIST OF VESSELS

          NAME                                          OFFICIAL NUMBER
          ----                                          ---------------

                                  SCHEDULE 2.14

                                EXISTING CHARTERS

                                     ANNEX A

                 FORM OF REVOLVING CREDIT AND GUARANTY AGREEMENT

                                     ANNEX B

            FORM OF PARTIAL RELEASE OF FIRST PREFERRED FLEET MORTGAGE

         JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent, documentation agent and collateral agent pursuant to the Revolving Credit and Guaranty Agreement, located at 270 Park Avenue, New York, New York 10017 (the "Mortgagee"), does hereby certify that the [vessel/vessels] listed on Attachment A attached hereto and made a part hereof that were mortgaged to the Mortgagee under that First Preferred Fleet Mortgage, dated February __, 2003 (as previously supplemented, the "Fleet Mortgage") [any amendments or supplements], made and executed by Louisiana Dock Company LLC, a Delaware limited liability company, with its address at [__________________________], to secure payment to the Mortgagee of the total principal amount of US$75,000,000, plus interest, expenses, fees, indemnities and the costs of performance of mortgage and other covenants, which mortgage was filed at the United States Coast Guard, National Vessel Documentation Center on February __, 2003, at [time] and recorded in Book [____], Instrument [____] [recording information of amendments or supplements] on the whole of the vessels listed on Schedule I therein, [is/are] hereby released from the lien of the Fleet Mortgage. All other vessels listed on
Schedule I to the Fleet Mortgage but not listed on Attachment A remain subject to the lien of the Fleet Mortgage.

         IN WITNESS WHEREOF, the Mortgagee has caused this Partial Release of First Preferred Fleet Mortgage to be executed this _____ day of ____________, [year].


                                            JPMORGAN CHASE BANK, a New York
                                            banking corporation, as
                                            administrative agent, documentation
                                            agent and collateral agent


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

STATE OF _________________ )
                           ) ss:
COUNTY OF ________________ )


                  On this ___ day of _____________, 200_, before me personally appeared _______________ to me known, who, being by me duly sworn, did depose and say that she/he resides at __________________________; that she/he is the ____________ of JPMORGAN CHASE BANK, the banking corporation described in and which executed the foregoing instrument; that she/he signed his name thereto pursuant to authority granted to her/him by the Board of Directors of said corporation.


                                               -----------------------
                                                    Notary Public

                                     ANNEX C

                               SUPPLEMENT NO. ____

                                       to

                         FIRST PREFERRED FLEET MORTGAGE


                  THIS SUPPLEMENT NO. ___, dated and effective as of the _____ day of ____________________, (this "Supplement") to that First Preferred Fleet Mortgage dated and effective as of February __, 2003, is entered into between LOUISIANA DOCK COMPANY LLC, a Delaware limited liability company (the "Mortgagor"), and JPMORGAN CHASE BANK, as administrative agent, documentation agent and collateral agent (the "Mortgagee") under a Revolving Credit and Guaranty Agreement dated as of February __, 2003 (the "Revolving Credit and Guaranty Agreement") among the Mortgagor, American Commercial Lines Holdings LLC, the Banks party thereto (the "Banks"), and JPMorgan Chase Bank, as administrative agent, documentation agent and collateral agent.

                              W I T N E S S E T H:

                                    RECITALS

                  A. This Supplement supplements that certain First Preferred Fleet Mortgage dated February __, 2003 made and given by the Mortgagor to the Mortgagee, and filed in the Office of the United States Coast Guard National Vessel Documentation Center at [TIME] on [DATE] and recorded in Book No. ____, Instrument No. ____ (said First Preferred Fleet Mortgage, as the same has heretofore been and may hereafter be amended, supplemented and restated, is herein called the "Fleet Mortgage") on the Vessels identified on Schedule I attached hereto.

                  B. This is a supplement that covers the whole of the [vessel/vessels] listed on Schedule II attached hereto as more fully described in the Granting Clause hereof. [Such vessel/each of such vessels] has been duly documented in the name of the Mortgagor or for which an application for such [vessel/vessels] to be duly documented in the name of the Mortgagor has been filed at the United States Coast Guard National Vessel Documentation Center that is in substantial compliance with the requirements of chapter 121 of Title 46 of the United States Code, as amended, and the regulations prescribed under that chapter under the laws and flag of the United States. The Mortgagor is the true, lawful and sole owner of the whole of each of the [vessel/vessels] identified on
Schedule II.

                  C.       The full name and address of the Mortgagor is:

                           Louisiana Dock Company LLC
                           1701 E. Market Street
                           P.O. Box 610
                           Jeffersonville, Indiana 47130-0610

                           Attention:  General Counsel

                  D.       The full name and address of the Mortgagee is:

                           JPMorgan Chase Bank, as administrative agent, documentation agent and collateral agent under the Revolving Credit and Guaranty Agreement,

                           270 Park Avenue
                           New York, New York 10017
                           Attention: Craig H. Fuehrer (telecopy: 646-534-1755)

                  E. For purposes of 46 U.S.C. Section 31321(b)(3), the amount of the direct or contingent obligations that are or may be secured by this Supplement (excluding interest, expenses and fees) is $75,000,000 plus interest, expenses, fees, indemnities and costs of performance of the covenants contained in this Supplement, the Fleet Mortgage, the Revolving Credit and Guaranty Agreement and in the other Loan Documents.

                  F. The Mortgage was granted by the Mortgagor to secure the payment of the Secured Obligations.

                  G. Pursuant to the provisions of Section 5.3 of the Fleet Mortgage, the Mortgagor is now required to subject [an] additional [vessel/vessels] to the Lien of the Fleet Mortgage by executing and delivering to the Mortgagee this Supplement.

                                 GRANTING CLAUSE

                  NOW, THEREFORE, in consideration of the premises and of other valuable consideration, the receipt and sufficiency of which the Mortgagor hereby acknowledges, and in order to secure the timely payment in full and the full performance of all Secured Obligations, the Mortgagor has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and subjected to the Lien of the Fleet Mortgage, and by these presents the Mortgagor does grant, convey, mortgage, pledge, assign, transfer, set over and confirm and subject to the Lien of the Fleet Mortgage, unto the Mortgagee and its successors and assigns, the whole of the [vessel/vessels] identified in Recital B above, [each of] which is duly documented in the name of the Mortgagor or for which an application for such [vessel/vessels] to be duly documented in the name of the Mortgagor has been filed at the United States Coast Guard National Vessel Documentation Center that is in substantial compliance with the requirements of chapter 121 of Title 46 of the United States Code, as amended, and the regulations prescribed under that chapter, under the laws and flag of the United States of America, including, without being limited to, all of the boilers, engines, machinery, masts, spars, rigging, boats, pumps, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment and other appurtenances appertaining or belonging thereto, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to any vessel, or any part thereof whether on board or not, including all items and appurtenances aforesaid and all rents, charters, charter parties, freights, sub-freights, cargoes, operating profits, and proceeds of the foregoing ([each] such vessel and all items thereof above enumerated being included in the term "Vessel" as used in this Fleet Mortgage);

                  TO HAVE AND TO HOLD the same unto and for the proper use and benefit of the Mortgagee, its successors and assigns, forever, upon the terms of the Fleet Mortgage. [The/each] Vessel identified herein shall be subjected to the Lien of the Fleet Mortgage by this Supplement.

                                    ARTICLE I

                               GENERAL PROVISIONS

                  SECTION 1.1 Definitions. Capitalized terms used but not defined herein shall have the same meanings set forth with respect thereto in the Fleet Mortgage.

                  SECTION 1.2 Schedule I. Schedule I to the Fleet Mortgage is hereby supplemented by the inclusion thereon of the Vessels listed in Schedule II hereto with the effect that such Vessels shall hereafter be included as "Vessels" for all purposes of the Fleet Mortgage.

                                   ARTICLE II

                 REPRESENTATIONS OR WARRANTIES OF THE MORTGAGOR

                  SECTION 2.1 Restatement and Incorporation of Representations or Warranties. The Mortgagor hereby confirms the accuracy of each of the representations and warranties of the Fleet Mortgage as of the date hereof with respect to each Vessel identified herein.

                                   ARTICLE III

                            RELATIONSHIP TO MORTGAGE

                  SECTION 3.1 Part of the Mortgage. This Supplement supplements the Fleet Mortgage and shall, from and after the date hereof, constitute a part of the Fleet Mortgage for all purposes.

                  SECTION 3.2 Ratification of the Mortgage. The Fleet Mortgage remains in full force and effect and, except as expressly supplemented by this Supplement, the Fleet Mortgage and each of its provisions is hereby in all respects ratified and confirmed.

                                   ARTICLE IV

                                SUNDRY PROVISIONS

                  SECTION 4.1 Counterparts. This Supplement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and such counterparts taken together shall be deemed to constitute one and the same instrument.

                  SECTION 4.2 Governing Law. To the extent not governed by the laws of the United States, this Supplement shall be governed by the laws of the State of New York.

                  SECTION 4.3 Recordation of Supplement. The cost and expense of recording this Supplement, and the cost and expense of obtaining certified copies of this Supplement, shall be paid by the Mortgagor, and the Mortgagor agrees to pay the same or reimburse the Mortgagee, as the case may be, within 10 days after demand, If such sums are not so paid, and if they are borne or paid by the Mortgagee, such sums shall be Mortgagee's Costs.

                  SECTION 4.4 Further Assurances. At the request of the Mortgagee, from time to time the Mortgagor will execute, on its own behalf, such other and further instruments and documents as in the opinion of the Mortgagee or special counsel to the Mortgagee may be required, useful or desirable to subject each Vessel more effectually to the Lien of the Fleet Mortgage or to obtain or maintain the full benefits of the Fleet Mortgage. Upon the failure of the Mortgagor so to do, the Mortgagee may execute any and all such other and further assurances and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee the agent and attorney-in-fact of the Mortgagor so to do, and any expense of the Mortgagee in connection therewith shall constitute Mortgagee's Costs.

                  IN WITNESS WHEREOF, the Mortgagor and the Mortgagee have caused this Supplement No. ___ to First Preferred Fleet Mortgage to be duly executed and delivered as of the day and year first above written.

                                            LOUISIANA DOCK COMPANY LLC


                                            By
                                               --------------------------------
                                               Title:


                                            JPMORGAN CHASE BANK, as
                                            administrative agent, documentation
                                            agent and collateral agent


                                            By
                                               --------------------------------
                                               Title:

STATE OF [               ] )
                           : ss.:
COUNTY OF [              ] )


                  On this ___ day of _____________, 200_, before me personally appeared _______________ to me known, who, being by me duly sworn, did depose and say that she/he resides at __________________________; that she/he is the ____________ of LOUISIANA DOCK COMPANY LLC, the limited liability company described in and which executed the foregoing instrument; that she/he signed his name thereto pursuant to authority granted to her/him by the Board of Managers of said limited liability company.


                                                  -----------------------
                                                        Notary Public

STATE OF [               ] )
                           : ss.:
COUNTY OF [              ] )


                  On this ___ day of _____________, 200_, before me personally appeared _______________ to me known, who, being by me duly sworn, did depose and say that she/he resides at __________________________; that she/he is the ____________ of JPMORGAN CHASE BANK, the New York banking corporation described in and which executed the foregoing instrument; that she/he signed his name thereto pursuant to authority granted to her/him by the Board of Directors of said corporation.


                                                -----------------------
                                                     Notary Public

                         SCHEDULE I TO SUPPLEMENT NO. __

                       LIST OF VESSELS FROM FLEET MORTGAGE

         Name                                          Official Number
         ----                                          ---------------

                        SCHEDULE II TO SUPPLEMENT NO. __

                       LIST OF VESSELS ADDED BY SUPPLEMENT

         Name                                          Official Number
         ----                                          ---------------

                                     ANNEX D

                              Form of Legal Opinion

                                     [date]

JPMorgan Chase Bank,
as administrative agent, documentation agent and collateral agent
270 Park Avenue
New York, New York  10017

Gentlemen:

         We have acted as special maritime counsel to Louisiana Dock Company LLC, a Delaware limited liability company (the "Mortgagor"), in connection with that Supplement No. __ dated _________, ____ (the "Mortgage Supplement") to that First Preferred Ship Mortgage dated _____________, ____, (the "Fleet Mortgage") given by the Mortgagor, as mortgagor, to JPMorgan Chase Bank, as administrative agent, documentation agent and collateral agent, as Mortgagee (the "Mortgagee").

         In connection with this opinion, we have examined (a) an executed copy, certified or otherwise identified to our satisfaction, of the Mortgage Supplement, (b) such other agreements, documents, certificates and corporate records of the Mortgagor and official records, affidavits and other instruments and (c) such laws and regulations, as we deemed appropriate for the purposes of this opinion. As to factual matters, we have, in certain instances, examined and relied upon certificates of corporate officers of the Mortgagor, copies of which are delivered to you simultaneously herewith and have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. For purposes of this opinion, we have assumed that the Mortgage Supplement has been duly and validly authorized, executed and delivered and constitutes the legal, valid and binding obligation of the Mortgagor, enforceable in accordance with its terms under the laws of the State of New York.

         Based upon the foregoing and subject to the further limitations, assumptions and qualifications set forth herein, we are of the opinion that:

         1. The Mortgagor is the sole owner of the whole of [the vessel/each of the vessels] identified on Schedule 1 to the Mortgage Supplement (the "[New Vessel/Vessels]"). [The/each] New Vessel is free and clear of any claim, lien, mortgage or other encumbrance of any character of record except for the Fleet Mortgage and the Existing Mortgage, as defined in the Fleet Mortgage, and except as set forth on Exhibit A attached hereto. To the extent that this opinion relates to ownership and freedom and clearance of claims, liens, mortgages or other encumbrances on the [New Vessel/Vessels], we have relied upon the certificates as to such matters, dated the date above, of the Mortgagor and records of the United States Coast Guard National Vessel Documentation Center.


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         2.    [The New Vessel/each of the New Vessels] is eligible for
documentation and is duly documented under the laws of the United States under 46 U.S.C. Chapter 121.

         3. The Mortgage Supplement has been duly filed and recorded at the National Vessel Documentation Center (the only office in which such filing and recording are necessary), and constitutes a fully perfected "preferred" mortgage on each of the New Vessels in favor of the Mortgagee having the effect and with the priority provided by 46 U.S.C. Section 31301 et seq., and subject to no other lien or encumbrance of record.

         The foregoing opinion is subject to the following qualifications:

         (a) Enforcement of the Mortgage Supplement may be (i) limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, (ii) subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) subject to the fact that some of the provisions of the Mortgage Supplement may be rendered void or unenforceable in whole or in part by the laws of certain jurisdictions in which enforcement may be sought, but that fact will not materially interfere with the practical realization of the benefits of the security provided by the Mortgage Supplement, and the inclusion of such provisions does not affect the validity of the Mortgage Supplement and without which provisions the Mortgage Supplement contains adequate provisions for enforcing payment of the Secured Obligations (as such term is defined in each Fleet Mortgage) and realizing upon the security provided by the Mortgage Supplement;

         (b) No opinion is expressed as to the specific remedy, if any, that any court, other governmental authority or arbitrator may grant, impose or render; and

         (c) We do not purport to be expert on, and express no opinion with respect to, the law of any jurisdiction other than the federal laws of the United States of America.

         This opinion is given as of the date hereof and is intended solely for your benefit and is not to be made available to or relied upon by other persons or entities without the undersigned's prior written consent.


                                               Very truly yours,



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